Exhibit 23.22

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Elbit Imaging Ltd. of our report dated February 8, 2011 relating to the financial statements of EDT Retail Trust (formerly Macquarie DDR Trust) which appears in Elbit Imaging Ltd.'s Current Report on Form 6-K dated February 9, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Sydney, Australia
February 9, 2011